Deloitte &
 Touche LLP
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February 6, 1997

Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K/A of Synergistic Holdings Corp. dated February 6, 1997.

Yours truly,

/s/ Deloitte & Touche LLP